CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Silverstar Holdings, LTD. of our report dated September 27, 2007, with respect to the consolidated financial statements of Silverstar Holdings, LTD. contained in the Annual Report on Form 10-K which was previously filed by Silverstar Holdings, LTD. on September 28, 2007. We also consent to the reference to us under the heading, "Experts," in such Registration Statement.

RACHLIN LLP

/s/ RACHLIN LLP

Miami, Florida

May 14, 2008